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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Forest Oil Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, Colorado 80202

April 12, 2004

Dear Shareholder:

        We cordially invite you to our Annual Meeting of Shareholders. The meeting will be held on Thursday, May 13, 2004, at 9:00 a.m., M.D.T., at the Colorado State Bank Building, 1600 Broadway, Suite 590, Denver, Colorado 80202.

        At this year's meeting, you will be asked to vote on the election of three Class I directors and the ratification of the appointment of KPMG LLP as our independent auditors. Our board of directors unanimously recommends that you vote "FOR" each of these proposals.

        Your vote is important. Details regarding how to vote your shares and details about each of the proposals are contained in the accompanying Notice of Meeting and Proxy Statement.

        Thank you for your continued interest in Forest Oil.

H. Craig Clark President and Chief Executive Officer

        The accompanying proxy statement, together with the accompanying form of proxy, is first being mailed to our shareholders on or about April 12, 2004.

Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 13, 2004

To the Shareholders of
FOREST OIL CORPORATION:

        As a shareholder of Forest Oil Corporation, a New York corporation, you are invited to be present in person or to be represented by proxy at the Annual Meeting of Shareholders, to be held at the Colorado State Bank Building, 1600 Broadway, Suite 590, Denver, Colorado 80202, on Thursday, May 13, 2004, at 9:00 a.m., M.D.T., for the following purposes:

1.
To elect three Class I directors,

2.
To consider and vote upon the ratification of the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2004, and

3.
To transact such other business as may be properly brought before the meeting and any adjournments or postponements of the meeting.

        Our Board of Directors has set March 15, 2004 as the record date for the meeting. This means that record owners of our common stock at the close of business on that date are entitled to:

  •
  receive this notice of the meeting, and

  •
  vote at the meeting and any adjournments or postponements of the meeting.

        Your vote is important. Shareholders are urged to attend the meeting in person or by proxy. If you plan to attend, please mark the appropriate box on your proxy card to help us plan for the meeting. Whether or not you plan to attend the annual meeting, please cast your vote by completing, signing and dating the enclosed proxy card and returning it promptly in the accompanying envelope. You may also vote by following the Internet or telephone voting instructions on the proxy card. If for any reason you desire to revoke your proxy, you may do so at any time before the vote is held at the annual meeting by following the procedures described in the accompanying proxy statement. See our question and answer section for information about how to vote your shares and how to revoke a proxy.

By Order of the Board of Directors,

NEWTON W. WILSON III Senior Vice President, General Counsel & Secretary

Denver, Colorado, April 12, 2004

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS AND VOTING
CORPORATE GOVERNANCE PRINCIPLES AND INFORMATION ABOUT THE BOARD AND ITS COMMITTEES
Board Independence
Board Structure and Committee Composition
Consideration of Director Nominees
Director Compensation
Director Indemnification and Insurance
Communications with the Board
PROPOSAL NO. 1—ELECTION OF DIRECTORS
PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT AUDITORS
Vote Required
Fees to Independent Auditors
REPORT OF THE AUDIT COMMITTEE
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Beneficial Owners
Security Ownership of Management
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
Summary Compensation Table
Stock Option Grants During 2003
Year-End Stock Option Values
Equity Compensation Plan Information
Summary Description of Non-Shareholder Approved Equity Arrangements
Pension Plan
Employment Contracts, Termination of Employment and Change-in-Control Arrangements
Deferred Compensation Plans
Compensation Committee Interlocks and Insider Participation
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE GRAPH
ADJOURNMENT OF THE ANNUAL MEETING
SHAREHOLDER PROPOSALS
GENERAL AND OTHER MATTERS
COSTS OF SOLICITATION AND OTHER MATTERS
Delivery of Documents to Security Holders Sharing an Address
APPENDIX A: Audit Committee Charter

i

Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, Colorado 80202

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 13, 2004

        These proxy materials are furnished to you in connection with the solicitation of proxies by and on behalf of the Board of Directors of Forest Oil Corporation (sometimes referred to as the "Company" or "Forest"), for use at the 2004 Annual Meeting of Shareholders of the Company. Forest's principal executive offices are located at 1600 Broadway, Suite 2200, Denver, Colorado. The annual meeting will be held at the Colorado State Bank Building, 1600 Broadway, Suite 590, Denver, Colorado 80202, on May 13, 2004, at 9:00 a.m., M.D.T. The proxies also may be voted at any adjournments or postponements of the meeting.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS AND VOTING

Q:
What information is contained in these materials?

A:
The information included in this proxy statement relates to the proposals to be voted on at our annual meeting, the voting process, and certain other required information. Information about our business and operations is included in our Annual Report to Shareholders for the year ended December 31, 2003, which is enclosed with these proxy materials.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. H. Craig Clark, President and Chief Executive Officer of the Company, and Newton W. Wilson III, Senior Vice President, General Counsel & Secretary of the Company, have been designated as proxies for the annual meeting.

Q:
What is the record date and what does it mean?

A:
The record date for the annual meeting is March 15, 2004. The record date is established by our Board of Directors as required by New York law. Only owners of record of our common stock at the close of business on the record date are entitled to vote at the meeting, or at adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. On March 15, 2004, there were 53,735,747 shares of our common stock issued and outstanding.

Q:
What proposals will be voted on at the annual meeting?

A:
There are two proposals scheduled to be voted on at the meeting:

•
the election of three Class I directors; and

•
the ratification of the appointment of KPMG LLP as our independent auditors for our year ending December 31, 2004.

Q:
What happens if additional proposals are presented at the annual meeting?

A:
Other than the two proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Messrs. Clark and Wilson, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our Class I nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Q:
What is the difference between a shareholder of record and a shareholder who holds stock in "street name"?

A:
Most of our shareholders hold their shares through a brokerage firm, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those held beneficially through a brokerage account, bank or other nominee.

  Shareholder of Record. If your shares are registered in your name with our transfer agent, Mellon Investor Services, you are a shareholder of record, and you are receiving these proxy materials directly from us. As the shareholder of record, you have the right to grant your proxy directly to us or to vote in person at the meeting over the Internet or by telephone.

  Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee (commonly referred to as being held in "street name"), you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank or nominee as the shareholder of record. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for your use in directing your broker, trustee or nominee how to vote your shares.

  Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares. In addition, if you plan to vote in person at the meeting, please bring the enclosed proxy card or proof of identification.

Q:
What happens if I do not give voting instructions to my broker?

A:
Brokers who hold shares for the accounts of their clients may vote such shares in their own discretion if no instructions are received, if permitted by the stock exchange or other organization of which they are members. Brokers that are members of the New York Stock Exchange (the exchange on which our common stock is traded) are permitted to vote a client's proxy in their own discretion as to the election of directors and the ratification of independent auditors.

  If you do not provide instructions to your broker and your broker does not have discretionary authority to vote your shares, your shares will not be voted on the proposals, and will have no effect on the results of the vote. See below, "What is a broker non-vote?"

Q:
How can I vote my shares without attending the annual meeting?

A:
Whether you hold shares directly as the shareholder of record or beneficially in street name, you can vote without attending the meeting. You may vote by Internet, by telephone or by mail or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee or nominee.

  By Internet. If you have Internet access, you may submit your vote from any location in the world by following the Internet voting instructions on the proxy card. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

  By Telephone. If you live in the United States or Canada, you may submit your vote toll-free using a touch-tone telephone by following the telephone voting instructions on the proxy card.

  By Mail. You may vote by mail by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign the proxy card but do not provide instructions, your shares will be voted as described below in "What if I do not specify my choice for a matter when returning my proxy?" If you sign the voting instruction card of your broker, trustee or nominee but do not provide instructions, your shares will not be voted, unless your broker has discretionary authority to vote. See below, "What is a broker non-vote?"

  Even if you currently plan to attend the annual meeting in person, we recommend that you also vote or submit your proxy so that your vote will be counted if you later decide not to attend the meeting.

Q:
What if I do not specify my choice for a matter when returning my proxy?

A:
When mailing your proxy card, you should specify your choice for each matter on the enclosed form of proxy. If no instructions are given, proxies that are signed and returned will be voted "FOR" the election of all director nominees and "FOR" the proposal to ratify the appointment of KPMG LLP as our independent auditors.

Q:
What are my voting choices when voting for Class I nominees, and what vote is needed to elect directors?

A:
In voting on the election of the three Class I nominees to serve until our 2007 Annual Meeting of Shareholders, you may vote in one of the following ways:

•
in favor of all nominees,

•
withhold votes as to all nominees, or

•
withhold votes as to specific nominees.

  Directors will be elected by a plurality of the votes, provided that the quorum requirements for the meeting are met. Instructions to "withhold" votes will be counted for purposes of establishing a quorum, but will not otherwise have an effect on the outcome of the vote for the election of directors.

  Our Board of Directors recommends a vote "FOR" each of the Class I nominees.

Q:
Is cumulative voting permitted?

A:
No, you are not entitled to cumulate your votes in the election of directors.

Q:
What are my voting choices when voting on the ratification of the appointment of KPMG LLP and what vote is needed to ratify their appointment?

A:
In voting on the ratification of the appointment of KPMG LLP as our independent auditors for our year ending December 31, 2004, you may vote in one of the following ways: in favor of the ratification, against the ratification, or abstain from voting on the ratification.

  The appointment of KPMG LLP will be ratified by the affirmative vote of a majority of the votes cast, provided that the quorum requirements for the meeting are met.

Q:
How can I revoke my proxy or change my telephone or Internet vote?

A:
If you are a holder of record and you later determine that you will be present at the annual meeting or for any other reason desire to revoke your proxy, you may do so in one of the following ways:

•
by giving written notice prior to the meeting to our Secretary at 1600 Broadway, Suite 2200, Denver, Colorado 80202,

  •
  by delivering, before the annual meeting, a new proxy with a later date,

  •
  by giving notice to the Secretary at the meeting before the proxy is voted, or

  •
  if you have instructed a broker, trustee or other nominee to vote your shares, you must follow the directions received from your broker to change those instructions.

  You may change your telephone or Internet vote as often as you wish following the procedures for telephone or Internet voting, as applicable.

Q:
What is a "broker non-vote"?

A:
A "broker non-vote" occurs if a broker or other nominee has not received instructions from you with respect to a particular matter to be voted on and that broker, trustee or nominee does not otherwise have discretionary authority to vote on that matter. Brokers that are members of the New York Stock Exchange (the exchange on which our common stock is traded) are permitted to vote a client's proxy in their own discretion as to the election of directors and ratification of independent auditors.

Q:
How will abstentions and broker non-votes be counted?

A:
Abstentions and broker non-votes will have no effect on the result of the votes on the proposals. Under the laws of New York, our state of incorporation, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Abstentions and broker non-votes will not be considered "votes cast." Thus, the proposal to ratify the appointment of KPMG LLP as our independent auditors and any other matter that may come before the meeting that requires a majority of the votes cast will be adopted if the votes cast for the matter exceed the votes cast against that matter so long as the quorum requirements for the meeting are met. See below "What is the quorum requirement for the meeting?"

Q:
Who counts the votes?

A:
A representative of Mellon Investor Services, our transfer agent, will tabulate the votes and act as the inspector of election.

Q:
Where can I find the voting results of the annual meeting?

A:
We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2004.

Q:
What is the quorum requirement for the annual meeting?

A:
The quorum requirement for holding the meeting and transacting the proposed business is a majority of the outstanding shares entitled to be voted and present in person or represented by proxy. Therefore, all shareholders are urged to attend the meeting or to be represented at the meeting by proxy. All shares that are voted "FOR" or "against" any matter or votes that are "withheld" from any matter, as well as abstentions and broker non-votes, are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting(s).

Q:
May I propose actions for consideration at next year's annual meeting of shareholders?

A:
Yes, you may submit proposals, including director nominations, for consideration at future shareholder meetings.

  In order for a shareholder proposal to be considered for inclusion in our proxy statement for next year's annual meeting, the written proposal must be received by the Secretary of Forest at our principal executive offices no later than December 13, 2004. The proposal will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Secretary
Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, Colorado 80202
Fax: 303.812.1445

Q:
May I recommend an individual for election to Forest's Board of Directors?

A:
Yes, you may propose director candidates for consideration by the Nominating and Corporate Governance Committee. Any such recommendation should be directed to the Secretary at Forest's principal executive office at the address set forth above.

Q:
Whom should I contact with questions?

A:
If you have any questions about the proxy statement or the annual meeting, please contact Newton W. Wilson III, our Secretary.

Q:
Where may I obtain additional information about Forest?

A:
We refer you to our 2003 Annual Report to Shareholders enclosed with these proxy materials, which includes our Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission. Our Annual Report on Form 10-K, including the financial statements, the schedules and any amendments and any documents incorporated by reference in our Annual Report on Form 10-K will be sent to you without charge upon written request. If you would like to receive any additional information, please contact our Secretary at 1600 Broadway, Suite 2200, Denver, Colorado 80202, or by telephone at 303.812.1400. The Annual Report to Shareholders is not considered a part of the proxy solicitation materials.

CORPORATE GOVERNANCE PRINCIPLES AND
INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

        Forest is committed to adhering to sound corporate governance principles. Our governance principles are essential to running our business efficiently and to maintaining our integrity in the marketplace. Forest's Corporate Governance Guidelines are available on Forest's website at www.forestoil.com.

Board Independence

        Our Board of Directors ("Board") has determined that Cortlandt S. Dietler and Dod A. Fraser, who are standing for re-election, and Patrick R. McDonald, who is first standing for election to the Board, are independent. Only directors who have been determined to be independent serve on our Audit, Compensation and Nominating and Corporate Governance Committees. Our Board uses the independence standards as adopted the New York Stock Exchange ("NYSE") and the Securities and Exchange Commission ("SEC") in making these determinations and, based on information provided by the members, has determined that the members of each of these committees meet the independence standards. Such independence standards are reflected in our Corporate Governance Guidelines.

Board Structure and Committee Composition

        As of the date of this proxy statement, our Board has seven members and has established four standing committees: (1) Audit Committee, (2) Compensation Committee, (3) Executive Committee and (4) Nominating and Corporate Governance Committee. The membership and function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on Forest's website at www.forestoil.com. During 2003, the Board held 12 meetings. Each director, except William L. Britton, attended at least 75% of the aggregate of all meetings of the Board and the standing committees on which he served during 2003. Mr. Britton attended approximately 69% of all applicable Board and committee meetings. Directors are encouraged to attend the annual meeting of shareholders. Three directors attended the 2003 annual meeting of shareholders. The following table identifies the members of the Board as of the date of this proxy statement and the standing committees of the Board on which they serve.

Name of Director	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee
Independent Directors:
William L. Britton				x
Cortlandt S. Dietler		x(1)		x(1)
Dod A. Fraser(2)	x(1)			x
Forrest E. Hoglund		x	x(1)
James H. Lee	x		x
Patrick R. McDonald	x
Employee Director:
H. Craig Clark			x
Number of Meetings in 2003:	5	6	6	4

(1)
Committee Chairman.

(2)
The Board has determined that Mr. Fraser is an "audit committee financial expert" as defined under the applicable SEC rules.

        Audit Committee.    The Audit Committee works closely with management, as well as the Company's independent auditors and independent petroleum engineers. The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of Forest's financial statements, Forest's compliance with legal and regulatory requirements, the independence and qualifications of Forest's independent auditors, and the performance of Forest's internal audit function and independent auditors. The Audit Committee has the authority to obtain advice and assistance from and receive appropriate funding from Forest for outside legal, or other advisers as the Audit Committee deems necessary to carry out its duties. As set forth in the Corporate Governance Guidelines, no member of the Audit Committee may serve on more than three audit committees of public companies, including the Audit Committee of Forest.

        The principal functions of the Audit Committee are: to appoint and determine the compensation of our independent auditors, to pre-approve audit services and non-audit services by our independent auditors, to review the scope of, process for and results of the annual independent audit engagement, to review with management and the independent auditors our annual and quarterly financial statements, to review with management our major financial risk exposures, to review major changes, if any, to our accounting principles and practices, to review the significant reports prepared by our internal auditor, to consult with the independent auditor regarding internal control matters and the procedures for our financial reporting processes, to meet with management and our independent petroleum engineers to review the estimates of our oil and gas reserves, including the review of the results of any audit or review of our estimates of reserves, to establish and maintain procedures for the receipt, retention and treatment of complaints concerning financial matters, to prepare an annual report for inclusion in our proxy statement and to annually review and reassess its charter. To promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, persons responsible for internal audit and management. The Audit Committee also meets separately with our independent petroleum engineers to review our reserve estimates and the methodologies used in preparing these estimates. The report of the Audit Committee is included in this proxy statement under the caption "Report of the Audit Committee." The charter of the Audit Committee is available on our website and is also included herein as Appendix A.

        Compensation Committee.    The Compensation Committee discharges the Board's responsibilities relating to compensation of Forest's executives and directors, establishes Forest's overall compensation philosophy, prepares an annual report on executive compensation for inclusion in Forest's proxy statement, and retains and approves the compensation of any compensation and benefits consultants. The principal functions of the Compensation Committee are: to review the compensation strategies for the officers and other employees of the Company, to determine the individual elements and compensation of the President and Chief Executive Officer and to review and approve the corporate goals and objectives relevant to executive officer compensation, and evaluate the performance of such officers (either as a Committee or with the other independent directors) and determine the elements and total compensation of these officers in accordance with those objectives. The Compensation Committee also administers and determines awards under our stock option, bonus and other incentive and benefit programs. The report of the Compensation Committee is included in this proxy statement, under the caption "Report of the Compensation Committee on Executive Compensation." The Compensation Committee charter is available on our website.

        Executive Committee.    The Executive Committee, between meetings of the Board, may exercise the powers of our Board, except as prohibited by law.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee assists the Board in fulfilling its responsibilities by taking a leadership role in shaping the governance structure of the Company. The primary functions of the Nominating and Corporate Governance Committee are to develop and oversee the Company's corporate governance principles and identify qualified individuals for election to the Board. The Nominating and Corporate Governance Committee identifies qualified candidates and makes recommendations to the Board for selection of the candidates for all directorships to be filled by the Board or by the shareholders at an annual or special meeting and will consider other candidates provided they are presented in accordance with the requirements of Forest's Bylaws or with the procedures outlined below. See "Consideration of Director Nominees—Shareholder Nominees." The committee also reviews and assists with the structure and composition of other Board committees. The Nominating and Corporate Governance Committee is also responsible for overseeing the evaluation of the Board, our President and Chief Executive Officer and other executive officers. As it deems appropriate, the Nominating and Corporate Governance Committee has authority to retain search firms to identify director candidates and approve their compensation. The Nominating and Corporate Governance Committee charter is available on our website.

        Executive Sessions.    The Board holds executive sessions in connection with each regular meeting of the Board without the Chief Executive Officer or any other management directors. The Chairman of the Board leads the executive sessions.

        Presiding Director.    Forest has a non-executive Chairman of the Board who presides at meetings of the Board. The Company's Corporate Governance Guidelines provide for a Presiding Director in the event that the Chairman of the Board also holds the position of Chief Executive Officer.

        Code of Business Conduct and Ethics.    Our Board members have agreed to follow a Code of Business Conduct and Ethics for directors. Also, all of our employees, including our principal executive, financial and accounting officers are required to abide by our Proper Business Practices Policy. Each of these policies is available on Forest's website at www.forestoil.com. We will also post amendments to these policies and any waivers from these policies for our principal executive, financial and accounting officers on our website.

Consideration of Director Nominees

  Shareholder Nominees

        The Nominating and Corporate Governance Committee will consider all properly submitted shareholder recommendations of candidates for election to the Board as described below under "—Identifying and Evaluating Nominees for Directors." In evaluating the recommendations of shareholders for director nominees, as with all other possible director nominees, the Nominating and Corporate Governance Committee will address the membership criteria set forth under "—Director Qualifications."

        Any shareholder recommendations for director nominees should include the candidate name and qualifications as well as the shareholder's name and should be sent in writing to: Secretary, Forest Oil Corporation, 1600 Broadway, Suite 2200, Denver, Colorado 80202, fax no. 303.812.1445.

        In addition, our Bylaws permit shareholders to nominate candidates for election to the Board at an annual meeting of shareholders. For a description of the process for nominating candidates in accordance with our Bylaws, see "Questions and Answers About Procedural Matters and Voting—May I recommend an individual for election to Forest's Board of Directors?" above, and "Shareholder Proposals" below.

  Identifying and Evaluating Nominees for Directors

        The Nominating and Corporate Governance Committee is responsible for leading the search for individuals qualified to serve on the Board. The Nominating and Corporate Governance Committee will evaluate candidates for nomination to the Board, including those recommended by shareholders, and will conduct appropriate inquiries into the backgrounds and qualifications of possible candidates. The Nominating and Corporate Governance Committee may retain outside consultants to assist in identifying director candidates in its sole discretion, but did not engage any outside consultants in connection with selecting the nominees for election at the 2004 annual meeting. The Nominating and

Corporate Governance Committee is responsible for recommending to the Board director nominees to be presented for election at meetings of the shareholders or of the Board. Shareholders may recommend possible director nominees for consideration by the Nominating and Corporate Governance Committee as indicated above. Shareholders may also nominate candidates for election to the Board at the Company's annual meeting of shareholders by following the provisions set forth in the Company's Bylaws.

        Forest's Corporate Governance Guidelines include the qualifications and skills for directors and are available on our website.

  Director Qualifications

        Forest's Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee for a position on Forest's Board. Under these criteria, all candidates must possess the following personal characteristics: integrity and accountability, informed judgment, financial literacy, mature confidence and high performance standards. In addition, the Board looks for recognized achievement and reputation, an ability to contribute to specific aspects of Forest's activities and the willingness to commit the time and effort required, including attendance at all Board meetings and committee meetings of which he or she is a member.

        Forest's Corporate Governance Guidelines also contain standards with respect to the determination of director independence and the Nominating and Corporate Governance Committee considers the independence standards as part of its process. In accordance with these standards, a director must be determined to have no material relationship with the Company other than as a director to be considered independent. The standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with us or our independent auditors.

Director Compensation

        The following table provides information concerning Forest's compensation paid to non-employee directors who served during 2003. Mr. Clark did not receive separate compensation for his service on the Board.

Non-Employee Director Compensation Table
For Fiscal 2003(1)

Annual Board Retainer	$50,000
Audit Committee Retainer	$15,000
Audit Committee Chair Retainer	$30,000
Other Committees Retainer(2)	$5,000
Other Committees Chair Retainer(2)	$10,000
Equity Compensation—Stock Option(3)	5,000	shares

(1)
Board and committee retainers are paid in cash.

(2)
Members of the Executive Committee who are not Denver-area residents are paid a retainer of $15,000 instead of the other fees that would apply.

(3)
Each non-employee director receives a fully-vested stock option grant to purchase 5,000 shares of our common stock either on the date of his initial election or on the date of the annual meeting of shareholders, provided that no director may receive more than one option grant per year.

        During 2003, options to purchase 5,000 shares of our common stock were granted to each of the non-employee directors under the 2001 Stock Incentive Plan, in each case with an exercise price of $21.895 per share. Further, in connection with Mr. Hoglund's service as Chairman of the Board, on February 25, 2004, Mr. Hoglund received a fully-vested stock option to purchase 15,000 shares of Forest common stock under the 2001 Stock Incentive Plan, with an exercise price of $25.04 per share. In addition, all directors are reimbursed by us for all costs incurred by them in their capacities as directors, including the costs of attending Board meetings and committee meetings.

Director Indemnification and Insurance

        Forest's Restated Certificate of Incorporation limits the personal liability of our directors to the fullest extent permitted by the New York Business Corporation Law, as currently formulated or as it might be revised in the future. The Restated Certificate of Incorporation provides that a director will not be liable for damages for any breach of duty unless it is finally established that (a) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (b) the director personally gained a financial profit or other advantages to which he was not legally entitled, or (c) the director's acts violated Section 719 of the Business Corporation Law which provides that directors who vote for, or concur in, certain types of corporate action proscribed by the Business Corporation Law will be jointly and severally liable for any injury resulting from such action.

        Forest carries directors and officers liability coverages designed to insure the directors and officers of Forest and its subsidiaries against certain liabilities incurred by them in the performance of their duties and also providing for reimbursement in certain cases to Forest and its subsidiaries for sums paid by them to directors and officers as indemnification for similar liability. This type of coverage was originally purchased by Forest on May 24, 1978 and was most recently renewed on July 25, 2003, for a renewal period of one year. The primary insurance carrier is AEGIS Insurance Services. Other insurers provide excess coverage, including The Hartford Insurance Company and XL Specialty Insurance Company. We have additional related coverages, including a fiduciary policy and a crime policy that are purchased in conjunction with the directors and officers' liability insurance. We paid aggregate premiums of $833,529 for this insurance. No claims have been filed and no payments have been made to Forest or its subsidiaries or to any of their directors or officers under these policies.

Communications with the Board

        If any shareholder or third party has a complaint or concern regarding accounting, internal accounting controls or auditing matters at Forest, they should send their complaint in writing to the Chairman of the Audit Committee in care of the Secretary at Forest's principal executive offices. If any shareholder or third party has a concern about Forest or otherwise wishes to communicate with the Board, they should send their communication in writing to the Chairman of the Board (or in the event that the Chairman also holds the position of Chief Executive Officer, the Presiding Director) in care of the Secretary at Forest's principal executive offices. A majority of the independent directors shall approve Forest's process for collecting and organizing shareholder communications to the Board.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our Bylaws provide that the Board shall be divided into three classes, Class I, Class II and Class III, whose terms of office expire at different times in annual succession. The Bylaws allow our Board to establish the number of directors from time to time by resolution passed by a majority of the whole Board, provided that the number of directors shall not be less than six or more than 15. Currently our Board has seven members.

        Generally, each class of directors is elected for a term expiring at the annual meeting of shareholders to be held three years after the date of their election. There are three nominees for election as Class I directors this year. All of the nominees except Mr. McDonald have served as directors since the last annual meeting. Mr. Dietler was elected at the 2003 Annual Meeting of Shareholders in connection with his reclassification as a Class I director and Mr. Fraser was elected at the 2001 Annual Meeting of Shareholders. Mr. McDonald was elected to the Board on February 26, 2004 to fill a vacancy. Messrs. Dietler, Fraser and McDonald have each been nominated to stand for re-election at the annual meeting to hold office until our 2007 Annual Meeting of Shareholders and until their successors are elected and qualified.

        If, prior to the annual meeting, one or more of the nominees has become unavailable to serve as a director, any shares represented by a proxy will be voted for the remaining nominees and for any substitute nominee or nominees designated by our Board or its Nominating and Corporate Governance Committee. As of the mailing of these proxy materials, the Board knows of no reason why any director nominee would not be available to serve as a director.

        The persons named as proxies in the enclosed proxy, who have been so designated by our Board, intend to vote "FOR" the election of each of the three Class I nominees otherwise instructed in the proxy.

        Information concerning the nominees selected by our Board, as of March 31, 2004, as well as each of our other current directors who will hold office following the annual meeting, is set forth below:

Class I Nominees—For Election to Terms Expiring at the Annual Meeting of Shareholders in 2007

Name	Age and Years of Service with Company	Principal Occupation, Positions with Company and Business Experience During Last Five Years	Director Since
Cortlandt S. Dietler	82 - 7	Mr. Dietler has served as Chairman of the Board of TransMontaigne Inc., an independent provider of supply chain management for fuel, since April 1995. He served as Chief Executive Officer of TransMontaigne Inc. from April 1995 to October 1999. Mr. Dietler is a Director of Hallador Petroleum Company and Cimarex Energy Co. He is the Chairman of our Compensation Committee and our Nominating and Corporate Governance Committee.	1996
Dod A. Fraser	53 - 4	Mr. Fraser has served as President of Sackett Partners Incorporated, a consulting company for not-for-profit entities since 2000. Mr. Fraser is a Director of Terra Industries Inc. Mr. Fraser served as Managing Director and Group Executive of the global oil and gas group of Chase Securities, Inc., a subsidiary of The Chase Manhattan Bank, from 1995 to 2000 and prior thereto, was a General Partner of Lazard Freres & Co. Mr. Fraser serves as Chairman of our Audit Committee and is a member of our Nominating and Corporate Governance Committee.	2000
Patrick R. McDonald	46 - n/a
		Mr. McDonald is Chief Executive Officer, President and Director and founder of Nytis Exploration Company, an oil and gas exploration company. From 1998 to October 2003, Mr. McDonald served as President and Chief Executive Officer and Director of Carbon Energy Corporation, an exploration and production company that was acquired, and its predecessor company. Prior thereto, from 1987 to 1997, he served as Chairman, Chief Executive Officer and President and founder of Interenergy Corporation, a natural gas gathering, processing and marketing company. Mr. McDonald is a member of our Audit Committee.	2004

        A plurality of the votes represented at the annual meeting by shares of our common stock entitled to vote is required to elect the Class I nominees as directors.

        THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE CLASS I NOMINEES SET FORTH ABOVE.

CONTINUING MEMBERS OF THE BOARD:

Class II Directors—Terms Expiring at the Annual Meeting of Shareholders in 2005

Name	Age and Years of Service with Company	Principal Occupation, Positions with Company and Business Experience During Last Five Years	Director Since
Forrest E. Hoglund	70 - 3	Mr. Hoglund has served as our non-executive Chairman of the Board since September 30, 2003. Mr. Hoglund is Chairman and Chief Executive Officer of Arctic Resources Company, Ltd., a company engaged in activities to build a natural gas pipeline from Alaska to the contiguous United States. He served as Chairman of the Board of EOG Resources Inc. from September 1987 to August 1999 and President of EOG Resources Inc. from May 1990 to 1996. Mr. Hoglund serves as Chairman of our Executive Committee and is a member of our Compensation Committee.	2000
James H. Lee	55 - 13	Mr. Lee has served as the Managing General Partner of Lee, Hite & Wisda Ltd., an oil and gas consulting firm, since 1984. Mr. Lee is a Director of Frontier Oil Corporation. He is a member of our Audit Committee and our Executive Committee.	1991

Class III Directors—Terms Expiring at the Annual Meeting of Shareholders in 2006

Name	Age and Years of Service with Company	Principal Occupation, Positions with Company and Business Experience During Last Five Years	Director Since
H. Craig Clark	47 - 3	Mr. Clark has served as our President and Chief Executive Officer, and as a director since July 31, 2003. Mr. Clark joined Forest in September 2001 and served as President and Chief Operating Officer through July 2003. Previously, Mr. Clark was employed by Apache Corporation in Houston Texas, an independent energy company, from 1989 to 2001. He served in various management positions during this period, including Executive Vice President—U.S. Operations and Chairman and Chief Executive Officer of ProEnergy, an affiliate of Apache.	2003
William L. Britton	69 - 8	Mr. Britton has been a partner in the law firm of Bennett Jones LLP since 1962 and served as Managing Partner and Chairman of Bennett Jones LLP from 1981 to 1997. Mr. Britton is Vice Chairman and Lead Director of ATCO Ltd. and Canadian Utilities Limited, and is a Director of Akita Drilling Ltd., ATCO Gas and Pipelines Ltd., Barking Power Limited, Thames Power Limited, Hanzell Vineyards Limited and the Denver Broncos Football Club. He is a member of our Nominating and Corporate Governance Committee.	1996

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board has appointed the firm of KPMG LLP, 707 Seventeenth Street, Suite 2700, Denver, Colorado 80202 as Forest's independent auditors to examine and audit Forest's financial statements for the year 2004. Services provided to Forest by KPMG LLP during 2003 are described under "Fees to Independent Auditors" below. A representative of KPMG LLP will be present at the annual meeting with the opportunity to make a statement if he desires to do so and will also be available to respond to appropriate questions.

        THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

Vote Required

        Ratification of the appointment of KPMG LLP as Forest's independent auditors for 2004 requires the affirmative vote of a majority of the votes cast.

Fees to Independent Auditors

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements and fees for audit-related services, tax services and all other services rendered by KPMG LLP for 2003 and 2002.

	2003	2002
Audit fees(1)	$766,768	$530,208

Audit-related fees(2)	66,656	60,620
Tax fees(3)	74,616	20,088
All other fees(4)	0	60,234

Total all fees	$908,040	$671,150

(1)
Audit fees consist of fees for professional services provided in connection with the audit of our consolidated financial statements, review of our quarterly financial statements, statutory audits, review of registration statements, issuance of consents and issuances of letters to underwriters.

(2)
Audit-related fees consisted principally of employee benefit plan audits and annual proxy assistance.

(3)
Includes fees for tax compliance, tax examination assistance and tax consulting on sales transactions.

(4)
All other fees consist of fees for an insurance risk management analysis.

        The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related services and non-audit services not prohibited by law to be performed by Forest's independent auditors and associated fees (not to exceed $40,000) when the Audit Committee is not in session. Any such pre-approval of services and fees by the Chair shall be reported to the full Audit Committee at its next regular meeting. All audit, audit-related and tax services for 2003 set forth in the foregoing table were pre-approved by the Audit Committee or Chair of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee assists the Board in fulfilling its responsibilities for the general oversight of the integrity of Forest's financial statements, its compliance with legal and regulatory requirements, the performance of the internal audit function and independent audit, and the independence and qualifications of Forest's independent auditors, who report directly to the Audit Committee. The Audit Committee works closely with the independent auditors as well as Forest's independent petroleum engineers. The Audit Committee operates under a charter approved by the Board. The full text of the Audit Committee charter, as revised in February 2004, is attached to this proxy statement as Appendix A and is available on Forest's website at www.forestoil.com. As of the date of this report, the Audit Committee was comprised of four directors, each of whom has been determined to be independent within the meaning of SEC regulations, the listing standards of the NYSE, and Forest's Corporate Governance Guidelines.

        Forest's management has primary responsibility for preparing Forest's financial statements and the financial reporting process, including the system of internal controls. Forest's independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report on the results of that independent audit.

        In connection with these responsibilities and the fiscal 2003 audit, the Audit Committee hereby reports as follows:

  •
  it has met with management and KPMG LLP, Forest's independent accountants, to review and discuss the audited consolidated financial statements,

  •
  it has discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified and supplemented, SAS 99 (Consideration of Fraud in a Financial Statement Audit) and SEC rules discussed in Final Release No. 33-8183, as amended, concerning communication with audit committees,

  •
  it has received from and discussed with KPMG LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified and supplemented, regarding that firm's independence, and

  •
  based upon the review and discussions described in the preceding bullet points and the Audit Committee's review of the representations of management and KPMG LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Forest's Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the SEC.

        The undersigned members of the Audit Committee have submitted this report to the Board.

Dated: March 12, 2004	Dod A. Fraser, Chairman Cortlandt S. Dietler* James H. Lee Patrick R. McDonald*
*
Mr. Dietler resigned from the Audit Committee effective March 24, 2004. Mr. McDonald joined the Audit Committee effective as of February 26, 2004.

        The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        We currently have one class of voting securities outstanding. On March 1, 2004, there were 53,733,381 shares of our common stock outstanding, with each such share being entitled to one vote.

Security Ownership of Beneficial Owners

        The following table sets forth information as of March 1, 2004, concerning the only shareholders who, to our knowledge, owned beneficially more than 5% of the outstanding shares of our common stock. For the purposes of this table, shares of common stock not outstanding but deemed beneficially owned by virtue of a person or group having the right to acquire them within 60 days, including outstanding stock options and warrants, are treated as outstanding only for purposes of determining the percentage owned by such person or group, and are not treated as outstanding for the purpose of computing the percentage ownership by any other person.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class
The Anschutz Corporation 2400 Qwest Tower 555 17th Street Denver, CO 80202	7,905,755	(2)	14.57%
Strong Capital Management, Inc. 100 Heritage Reserve Menomonee, WI 53051	3,300,890	(3)	6.14%
T. Rowe Price Associates 100 East Pratt Street Baltimore, MD 21202	3,194,679	(4)	5.95%
Artisan Partners Limited Partnership 875 East Wisconsin Avenue Suite 800 Milwaukee, WI 53202	2,942,638	(5)	5.48%

(1)
The information is based on information filed with the SEC by the reporting person through March 1, 2004, and information provided to us by the named beneficial owners and the amount of our common stock outstanding on such date.

(2)
The shares indicated as beneficially owned by The Anschutz Corporation include 522,216 shares issuable upon conversion of warrants held by The Anschutz Corporation and certain of its subsidiaries.

(3)
This information was obtained from a schedule filed with the SEC on February 17, 2004, by Strong Capital Management, Inc. and Richard S. Strong. According to the schedule, each of Strong Capital Management, Inc. and Richard S. Strong has shared voting power over 3,293,165 shares and shared dispositive power over 3,300,890 shares.

(4)
This information was obtained from a schedule filed with the SEC on February 9, 2004, by T. Rowe Price Associates, Inc. ("Price Associates") indicating sole voting power with respect to 823,979 shares and sole dispositive power with respect to 3,194,679 shares. According to information provided by Price Associates, these securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities and Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)
This information was obtained from a schedule filed with the SEC on January 23, 2004. According to the schedule, each of Artisan Partners Limited Partnership ("Artisan Partners"), Artisan Investment Corporation ("Artisan Corp."), the general partner of Artisan Partners, and Andrew A. Ziegler and Carlene Murphy Ziegler, the principal stockholders of Artisan Corp., claim beneficial ownership of 2,942,638 shares with shared voting and dispositive power with respect to such shares. According to the schedule, these shares have been acquired on behalf of discretionary clients of Artisan Partners.

Security Ownership of Management

        The following table shows, as of March 1, 2004, the number of shares of our common stock beneficially owned by:

  •
  each director and nominee,

  •
  each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation," and

  •
  all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite the shareholder's name. Except as otherwise set forth below, shares of common stock not outstanding but deemed beneficially owned by virtue of a person or group having the right to acquire them within 60 days, including outstanding stock options, are treated as outstanding only for purposes of determining the percentage owned by such person or group, and are not treated as outstanding for the purpose of computing the percentage ownership by any other person.

	Aggregate Number of Shares
Name of Beneficial Owner	Beneficially Owned(1)		Acquirable Within 60 Days(2)		Total	Percentage of Class(3)
William L. Britton	2,720		15,000		17,720	*
H. Craig Clark	25,127	(4)	159,150		184,277	*
Cortlandt S. Dietler	2,970		15,000		17,970	*
Dod A. Fraser	2,950		15,000		17,950	*
Forrest E. Hoglund	25,000		30,000	(5)	55,000	*
David H. Keyte	2,798		220,000		222,798	*
James W. Knell	1,388		85,050		86,438	*
James H. Lee	6,185		15,000		21,185	*
Patrick R. McDonald	0		5,000		5,000	*
John F. McIntyre III	5,765		70,050		75,815	*
Newton W. Wilson III	1,658		45,550		47,208	*
Robert S. Boswell(6)	13,476		597,000		610,476	1.1%
All current directors and executive officers as a group (16 persons, including 11 named above)	92,741		966,525		1,059,266	1.9%

*
The percentage of shares beneficially owned does not exceed one percent of the outstanding shares of the class.

(1)
Amounts reported also include shares held for the benefit of certain executive officers by the trustee of our Retirement Savings Plan Trust as of February 27, 2004.

(2)
Reflects the number of shares that could be purchased by exercise of vested options available at March 1, 2004 or within 60 days thereafter under Forest's stock option plans.

(3)
Based on the number of shares outstanding as of March 1, 2004.

(4)
Includes 20,000 shares of restricted stock awarded in 2004 under the 2001 Stock Incentive Plan that are subject to forfeiture restrictions.

(5)
Includes 15,000 option shares that Mr. Hoglund received in 2004.

(6)
Mr. Boswell resigned as Chief Executive Officer on July 30, 2003 and as Chairman of the Board on September 30, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Executive officers and directors, as well as certain persons who own more than 10% of our common stock, are required by Section 16(a) of the Securities Exchange Act of 1934:

  •
  to file reports of their ownership of common stock with the SEC and the NYSE, and

  •
  to furnish us with copies of the reports.

        We received written representations from each such person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based solely on our review of the reports and representations, we believe that all required Section 16(a) reports concerning transactions completed by our directors and executive officers during fiscal 2003 were filed timely, except that David H. Keyte and Robert S. Boswell were late reporting the use of vested restricted shares in January 2003 to pay withholding taxes upon vesting of restricted stock.

EXECUTIVE COMPENSATION

        The following table sets forth certain information regarding compensation earned during each of our last three fiscal years by our Chief Executive Officer, each of our four other most highly compensated executive officers and our former Chairman and Chief Executive Officer.

Summary Compensation Table

	Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Other Annual Compensation ($)(2)		Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation ($)(3)
H. Craig Clark President and Chief Executive Officer	2003 2002 2001	$418,628 361,375 112,853	$375,000 175,000 412,500	(4)	$1,108 2,401 -0-		-0- -0- -0-	156,600 -0- 250,000	$29,689 19,405 158
David H. Keyte Executive Vice President and Chief Financial Officer	2003 2002 2001	317,000 306,750 285,000	200,000 140,000 199,700		-0- -0- -0-		-0- -0- -0-	30,000 -0- 35,000	29,831 26,188 16,388
James W. Knell Senior Vice President—Gulf Coast Region	2003 2002 2001	256,250 238,750 216,160	175,000 120,000 50,000		-0- -0- -0-		-0- -0- -0-	24,200 -0- 20,000	20,589 15,817 11,190
John F. McIntyre III Senior Vice President—International	2003 2002 2001	219,300 212,400 199,080	40,000 81,040 92,080	(5) (6)	-0- 26,667 673		-0- -0- -0-	16,200 -0- 20,000	17,318 13,369 10,398
Newton W. Wilson III Senior Vice President—General Counsel & Secretary	2003 2002 2001	262,500 252,500 231,250	125,000 90,000 133,100		-0- -0- 185,699	(7)	-0- -0- -0-	20,200 -0- 25,000	17,674 13,964 12,340
Robert S. Boswell Former Chairman of the Board and Chief Executive Officer	2003 2002 2001	380,308 467,874 432,504	-0- 240,650 344,000		1,951 2,102 2,093		-0- -0- -0-	70,000 -0- 75,000	1,921,296 47,819 25,644	(8)

(1)
Unless otherwise noted, bonus amounts for 2003 consist of payments made in 2004 based upon corporate and individual performance during 2003.

(2)
Amounts shown for 2003 include: (i) perquisites and other personal benefits if the value of these items exceeded the lesser of $50,000 or 10% of the reported salary and bonus of the named executive officer; and (ii) grossed-up reimbursements for taxes due on certain benefits.

(3)
The 2003 totals include: (i) the Company's matching contribution to the Retirement Savings Plan in the following amounts: Mr. Clark, $3,600; Mr. Keyte $5,538; Mr. Knell, $6,000; Mr. McIntyre, $4,800; Mr. Wilson, $12,000; and Mr. Boswell, $12,000; (ii) the Company's matching contribution pursuant to deferred compensation agreements in the following amounts:

  Mr. Clark, $21,381; Mr. Keyte $12,858; Mr. Knell, $9,375; Mr. McIntyre, $8,358; Mr. Wilson, $3,750; and Mr. Boswell, $9,600; (iii) the amount representing preferential interest (that portion of interest that is above-market rates under rules of the SEC) earned on deferred compensation in the following amounts: Mr. Clark, $3,802; Mr. Keyte, $9,206; Mr. Knell, $4,004; Mr. McIntyre, $3,491; Mr. Wilson, $672; and Mr. Boswell, $15,637; (iv) for Mr. Boswell, $2,972 for the taxable imputed income pursuant to life insurance under a split dollar insurance arrangement; and (v) taxable value of group term life insurance over $50,000 in the following amounts: Mr. Clark, $906; Mr. Keyte, $2,229; Mr. Knell, $1,210; Mr. McIntyre, $669; Mr. Wilson, $1,252; and Mr. Boswell, $1,087.

(4)
Bonus amount for Mr. Clark includes a $150,000 relocation bonus and a guaranteed bonus for 2001 in connection with his joining the Company in September 2001. Mr. Clark's guaranteed bonus was provided in part for his forfeiture of a bonus from his former employer with respect to his service for such employer during 2001 prior to joining the Company.

(5)
Bonus amount for Mr. McIntyre includes a $21,040 relocation differential bonus in 2002.

(6)
Bonus amount for Mr. McIntyre includes a $42,080 relocation bonus in 2001.

(7)
Other annual compensation for Mr. Wilson includes payment of relocation expenses in the amount of $126,413.

(8)
Amount for Mr. Boswell includes $1,880,000 of severance that was paid to Mr. Boswell upon his resignation from the Board and as an employee in September 2003.

Stock Option Grants During 2003

        The following table provides details regarding stock options granted in 2003 to each of our named executive officers. In addition, as required by the rules of the SEC, we have shown hypothetical gains or "option spreads" that would exist for their respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full term of the option. We do not have any outstanding stock appreciation rights.

Stock Option Grants in 2003

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (Ten Years)(4)
			% of Total Options Granted to Employees In 2003(3)
Name	Number of Securities Underlying Options Granted (#)(1)(2)			Exercise Price($/Sh)
					Expiration Date	5%($)	10%($)
H. Craig Clark	56,600 100,000	(5)	7.87 13.91%	$23.255 22.190	February 26, 2013 July 30, 2013	$827,772 1,395,517	$2,097,736 3,536,515
David H. Keyte	30,000		4.17	23.255	February 26, 2013	438,748	1,111,874
James W. Knell	24,200		3.37	23.255	February 26, 2013	353,924	896,912
John F. McIntyre III	16,200		2.25	23.255	February 26, 2013	236,924	600,412
Newton W. Wilson III	20,200		2.81	23.255	February 26, 2013	295,424	748,662
Robert S. Boswell(6)	70,000		9.74	23.255	March 30, 2005	1,023,746	2,594,374

(1)
All options granted in fiscal 2003 have a term of ten years and are subject to a four-year vesting schedule with 25% of the options becoming exercisable on each of the first four anniversaries of the date of grant, with the exception of the options granted to Mr. Boswell who terminated from the Company on September 30, 2003.

(2)
All of the unvested portion of these options vests in connection with certain terminations of employment. See "—Employment Contracts, Termination of Employment and Change of Control Arrangements."

(3)
The percentage for each year is the amount of stock options granted to each of the named executive officers as a percent of the total stock options granted to all employees. During fiscal 2003, Forest granted options to employees to purchase 719,000 shares.

(4)
These amounts represent certain assumed rates of appreciation based on actual option term and annual compounding from the date of grant. The 5% and 10% appreciation rates are established by the SEC and are not intended to forecast future appreciation rates for our common stock. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of our common stock. Neither the option values reflected in the table nor the assumptions utilized in arriving at the values should be considered indicative of our future stock performance. There can be no assurance that the amounts reflected in this table will be achieved. These numbers do not take into account provisions of the options providing for termination of the option following termination of employment, non-transferability or vesting.

(5)
Mr. Clark received options to purchase 100,000 shares on July 30, 2003 in connection with his promotion to President and Chief Executive Officer.

(6)
Pursuant to the terms of Mr. Boswell's separation agreement with the Company, Mr. Boswell's options became fully vested and exercisable on September 30, 2003 and may be exercised through March 29, 2005.

Year-End Stock Option Values

        The following table shows options exercised and value realized, and the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 2003 and their values at such date. Year-end values are based on a price per share of $28.57, the closing price of our common stock on December 31, 2003, and do not reflect the actual amounts, if any, that may be realized upon the future exercise of remaining stock option and should not be considered indicative of our future stock performance.

Aggregated Option Exercises in 2003 and
Outstanding Stock Option Values as of December 31, 2003

			Number of Securities Underlying Unexercised Options at 12/31/03 (#)		Value of Unexercised In-the-Money Options at 12/31/03 ($)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
H. Craig Clark	0	$0	145,000	261,600	$274,650	$1,151,679
David H. Keyte	24,750	294,759	212,500	62,500	1,077,581	221,925
James W. Knell	0	0	79,000	43,200	128,185	164,323
John F. McIntyre III	0	0	66,000	35,200	220,860	121,803
Newton W. Wilson III	0	0	40,500	39,700	103,525	166,713
Robert S. Boswell	48,000	176,436	597,000	0	3,511,690	0

(1)
Market value on the date of exercise of shares covered by options exercised, less option exercise price.

(2)
Market value of shares covered by in-the-money options on December 31, 2003, less the option exercise price. Options are in-the-money if the market value of the shares covered by the option is greater than the option exercise price.

Equity Compensation Plan Information

        The following table summarizes information, as of December 31, 2003, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock or other rights to acquire our common stock may be granted or under which options or other rights previously granted remain outstanding, as well as other arrangements for the issuance of stock options and restricted stock awards.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation	3,337,613	(2)	$26.1065		2,236,887	(2)
Plans approved by security holders(1)	69,891	(3)	n/a	(3)	55,109	(3)
Equity Compensation
Awards not approved by security holders(4)	125,000		$20.9250
Total(5)	3,532,504				2,291,996

(1)
These plans include the Company's 2001 Stock Incentive Plan, 1996 Stock Incentive Plan and 1999 Employee Stock Purchase Plan.

(2)
Issued or issuable under the 1996 Plan and the 2001 Plan.

(3)
Issued or issuable under the 1999 Employee Stock Purchase Plan. Not applicable as we refer to ESPP shares.

(4)
Stock options issued to Mr. Boswell outside of the Company's stock incentive plans.

(5)
Does not include stock options we assumed under the Forcenergy 1999 Stock Plan of Forcenergy Inc, of which options exercisable for 13,266 shares of our common stock (after giving effect to the terms of the merger completed on December 7, 2000) remain outstanding. These options have a weighted average exercise price of $12.50 per share. This plan was terminated and no further awards will be made under this plan. In the event that any such assumed stock option is not exercised, no further option to purchase shares of our common stock will be issued in place of such unexercised option.

Summary Description of Non-Shareholder Approved Equity Arrangements

        Pursuant to the terms of stock option agreements between the Company and Robert S. Boswell, the Company granted Mr. Boswell stock options to purchase 125,000 shares of our common stock. These options were granted outside of the terms of the Company's equity incentive plans, which have been approved by our shareholders. Mr. Boswell resigned as Chairman of the Board and employee on September 30, 2003. As of December 31, 2003, the outstanding options included options to purchase 25,000 shares at an exercise price of $29.75, options to purchase 75,000 shares at an exercise price of $20.00, and options to purchase 25,000 shares at an exercise price of $14.875. Pursuant to the terms of Mr. Boswell's separation agreement with the Company (see "Employment Contracts, Termination of Employment and Change of Control Arrangements" below), Mr. Boswell's options became fully vested and exercisable on September 30, 2003.

Pension Plan

        We have a qualified, non-contributory defined benefit pension plan. Benefit accruals under this Pension Plan were suspended effective as of May 31, 1991.

        The following table shows the estimated maximum annual benefits payable upon retirement at age 65 as a straight life annuity to participants in the Pension Plan for the indicated levels of average annual compensation and various periods of service, assuming no future changes in such plan:

	Estimated Maximum Annual Pension Benefits(2)
	Years of Service
Remuneration(1)
	10	20	30
$100,000	$36,846	48,060	53,400
200,000	73,692	96,120	106,800
300,000	79,282	103,412	114,902
400,000	79,282	103,412	114,902

(1)
The level of compensation used to determine benefits payable under the Pension Plan is the participant's annual base salary prior to May 31, 1991.

(2)
Normal retirement benefits attributable to our contributions are limited under certain provisions of the Internal Revenue Code of 1986, as amended, to $160,000 in 2003, as increased annually thereafter for cost of living adjustments.

        The amount of our contribution, payment or accrual in respect to any specified person in the Pension Plan is not and cannot readily be separately or individually calculated by the Pension Plan actuaries. Annual benefits at normal retirement are approximately 24% of average annual earnings (excluding bonuses) for any consecutive 60-month period that produces the highest amount, in the last 15 years prior to retirement, up to May 31, 1991 when benefit accruals ceased, plus 21% of those earnings prorated over 20 years of credited service, and 1/2 of 1% of those earnings for each year of credited service in excess of 20, subject to certain adjustments for lack of plan participation. There is no Social Security offset. These benefits are payable for life with a 10-year certain period, or the actuarial equivalent of that benefit.

        Because benefit accruals under the Pension Plan were suspended effective May 31, 1991, the years of credited service for the following named executive officers are as follows: David H. Keyte—four, James W. Knell—four, and Robert S. Boswell—two. The estimated annual accrued benefit payable, based on a life annuity benefit, upon normal retirement for each of these persons is: David H. Keyte—$5,097, James W. Knell—$4,354, and Robert S. Boswell—$4,616. H. Craig Clark, John F. McIntyre III and Newton W. Wilson III have no benefits under this plan because their employment commenced after benefit accruals were suspended.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        Severance Agreements.    We have entered into severance agreements with each of the named executive officers. The severance agreements provide for benefits for termination without cause and for termination following a "change of control" of the Company. The severance agreements provide that if a named executive's employment is terminated either (a) by the Company for reasons other than cause or other than as a consequence of death, disability, or retirement, or (b) by the executive for reasons of significant change in responsibilities, a reduction in annual base salary, or in diminution in comparable benefits or, in the case of a change of control, in addition to the foregoing, for reasons of a change in the executive's principal place of employment or a diminution in eligibility for comparable compensation plans, the executive will receive certain payments and benefits. The severance agreements expire on June 14, 2005, subject to possible extensions for successive thirty-month terms.

        In the case of termination of the employment of a named executive officer by the Company under circumstances described above, that does not occur within two years of a change of control, these severance benefits include (a) continued payment of the executive's base salary for a term of months equal to the whole number of times that the executive's base salary can be divided by $10,000, limited to 30 months (such amounts payable will be reduced by 50% if the executive obtains new employment during the term of payment) and (b) continued coverage of the executive and his or her eligible dependents under the Company's medical and dental benefit plans throughout the payment term without any cost to the executive (such coverage will be terminated if the executive becomes eligible to receive coverage from a subsequent employer during such period).

        If a named executive officer's employment with the Company is terminated under the circumstances described above within two years after the date upon which a change of control occurs, the Company would be obligated to take certain actions, including: pay the officer an amount equal to 2.5 times the total of their annual base salary plus the annual bonus most recently paid; provide insurance benefits for up to thirty months; accelerate the vesting of all outstanding options and cause any accrued benefits under any non-qualified deferred compensation plans to become immediately non-forfeitable; cause outstanding options to remain exercisable for a period of twelve months following the last day of employment (but in no event will an option be exercisable for a longer period than the original term of the option or a shorter period than already provided for under the terms of the option); and pay the officer an annual bonus under the Company's annual incentive bonus plan based on partial year results in an amount to be determined by the Compensation Committee on or before the date of the change of control. If any payment or distribution to the executive, whether pursuant to the severance agreement or otherwise, is subject to the federal excise tax on "excess parachute payments," under the severance agreement the Company will be obligated to pay to the executive such additional amount as may be necessary so that the executive realizes, after the payment of any income or excise tax on such additional amount, an amount sufficient to pay all such excise taxes.

        Change of Control Relocation Policy    The Company has adopted a Change of Control Relocation Policy under which employees who were physically relocated by the Company to the Denver metropolitan area on or after May 20, 2001 will be eligible for certain relocation benefits following a change of control under an individual severance agreement. Two of the named executive officers are potentially eligible for benefits under this policy.

        Separation Agreement with Robert S. Boswell.    In connection with Mr. Boswell's termination of employment, the Company and Mr. Boswell, its then Chairman of the Board and Chief Executive Officer, entered into a Separation Agreement (the "Separation Agreement") as of July 30, 2003. Under the terms of the Separation Agreement, Mr. Boswell continued to receive his annual base salary at the rate of $480,000 per year through his separation date of September 30, 2003 but waived any right to bonus compensation for 2003. Under the terms of the Separation Agreement, upon his separation, Mr. Boswell received a severance payment of $1,030,000; a payment of $850,000 deposited into the Company's Salary Deferral Compensation Plan; vesting of all unvested options and a period of 18 months to exercise the options; and continuation of participation of Mr. Boswell and where applicable his eligible dependents in the Company's medical and dental insurance benefit programs until the earlier of January 30, 2006 or the date that Mr. Boswell becomes employed by another employer and is eligible for participation in such employer's medical and dental insurance programs. As a condition to receiving the payments outlined above, Mr. Boswell agreed, among other things, that he would not violate his confidentiality obligations to the Company and waived any claims against the Company in connection with his termination of employment or otherwise.

Deferred Compensation Plans

        The Company adopted a Salary Deferral Compensation Plan and Change in Control Deferred Compensation Plan in the fourth quarter of 2002. Eligibility to participate in these plans was initially limited to officers of the Company, including each of the named executive officers. The Salary Deferral Compensation Plan was amended January 1, 2003 to allow Forest directors to participate in the plan. Under the terms of the Salary Deferral Compensation Plan, a participant may defer a percentage of his or her base salary, bonuses and possibly certain equity awards. The Change in Control Deferred Compensation Plan will allow a participant to make a one-time deferral of compensation that he or she would otherwise receive upon a change in control of the Company. Under both plans, the Company deposits the deferred amounts in a trust (a so-called "rabbi trust"). Assets of the trusts would be available to creditors of the Company in the event of the Company's insolvency or bankruptcy. Amounts were deferred under the Salary Deferral Compensation Plan in the first quarter of 2003. Deferrals will not occur under the Change of Control Deferred Compensation Plan until a change of control event. The taxable income and losses of the trusts are included in the computation of the Company's taxable income. Tax deductions for any compensation deferred under these plans will be delayed until the funds held in the trusts are distributed to the participant.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board currently consists of two independent directors, including Cortlandt S. Dietler and Forrest E. Hoglund. We had no compensation committee interlocks with any other entity during 2003.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee ("Committee") of the Board has furnished the following report on executive compensation for fiscal 2003.

What is the role of the Committee in establishing compensation?

        The charter of the Committee, which is available on our website, states that the purpose of the Committee is:

  •
  to assist the board in fulfilling its responsibility to shareholders by taking a leadership role in the design and administration of executive compensation programs,

  •
  the annual evaluation of the performance of the Chief Executive Officer ("CEO") and senior management, and

  •
  the recommendation of the annual compensation of senior management.

        The Committee's specific authority and responsibilities are as follows:

  •
  to establish and review the overall compensation philosophy of the Company,

  •
  to review and approve Company goals and objectives relevant to CEO and other executive officers' compensation, including annual performance objectives and evaluate the performance of such officers in light of these criteria, either as a committee or together with the other independent directors (as directed by the board) and determine and approve the annual salary, bonus, stock options and other benefits, direct and indirect, of the CEO and other executive officers based on this evaluation,

  •
  to review and make recommendations to the board with respect to the Company's incentive-compensation plans and equity-based plans,

  •
  to review and approve all equity compensation plans of the Company that are not otherwise subject to the approval of the corporation's shareholders,

  •
  to review and make recommendations to the board, or approve, all awards of shares or share options pursuant to the Company's equity-based plans,

  •
  to review and monitor employee pension, profit-sharing and benefit plans,

  •
  to make recommendations to the board with regard to the Company's compensation and benefit programs and practices for employees, and

  •
  to produce a compensation committee report on executive compensation as required by the SEC to be included in the Company's annual proxy statement or annual report on Form 10-K filed with the SEC.

        Each of the members of the Committee is independent within the meaning of the Company's Corporate Governance Guidelines and the listing standards of the NYSE.

        In carrying out its responsibilities, the Committee is authorized to engage, and has engaged, outside advisers to consult with it as the Committee deems appropriate. The Committee has the sole authority to approve related fees and retention terms.

What are the objectives of the Company's executive compensation policies?

        The overall goal of the Committee is to design and administer an executive compensation program that is consistent with the Company's strategic business and financial objectives and that enables the Company to attract, motivate and retain executive personnel as deemed necessary to maximize return to shareholders. While these principles apply to all executive officers and the design of the compensation program, the Committee also considers individual factors in determining the appropriate mix of compensation for each officer. The program currently consists of the following three primary components:

  •
  an annual base salary,

  •
  an annual incentive bonus, and

  •
  periodic grants of longer term stock options or restricted stock.

How are base salaries determined for executive officers?

        The purpose of base salary is to create cash compensation for executive officers that is competitive in the industry and will enable the Company to attract, motive and retain capable executives. In the fourth quarter of 2003, the Committee reviewed the base salaries of the Company's executive officers. While considering adjustments to the base salaries of the executive officers, the Committee reviewed data on salary increases in the oil and gas industry for 2002 and 2003 and the most recent salary increase for each of the officers. The Committee also reviewed with the President and Chief Executive Officer, the responsibilities and performance of each of the executives in relation to the increases proposed. The Committee also discussed salary survey data for each executive position. Effective October 1, 2003, a number of executive officers, except the President and Chief Executive Officer, received salary increases. See "Executive Compensation—Summary Compensation Table" for the fiscal 2003 salaries of the most highly compensated executive officers of the Company.

How are bonuses for fiscal 2003 determined for executive officers?

        The annual incentive bonuses for fiscal 2003 were awarded under the terms of the Annual Incentive Plan for 2003 adopted by the Committee in 2003. The annual incentive plan is designed to meet the following objectives:

  •
  provide an annual incentive plan framework that is performance-driven and focused on objectives that are critical to the Company's success,

  •
  offer competitive cash compensation opportunities to all key employees, and

  •
  reward outstanding achievement.

        The plan generally provides annual incentive awards determined primarily on the basis of the Company's results on selective financial, operating and other performance measures.

        Each year the Company, under the plan, establishes the threshold, target and outstanding performance levels on each performance measure and its appropriate weighting. These performance measures and their weighting are reviewed annually in light of changing Company priorities and strategic objectives. Specifically, awards under the plan were based upon the success of business units and corporate staff of the Company in achieving the objectives for 2003 established by the Committee and included in this plan. These goals were derived, in part, from the Company's 2003 Business Plan.

        For 2003, performance measures were established for total shareholder return, cash cost, finding, development and acquisition costs, production and rate of return on capital investments. Each participant in the plan has a target bonus expressed as a percentage of his base salary. Such person's target bonus was to be paid if all of the 2003 goals and objectives were met and the individual's performance merited a bonus. Each goal represents a percentage of the target amount. In 2003, the weightings for each participant were 20% for each goal. The Committee established the target bonus percentage for each executive participant in the plan after taking into account the importance of the position held by that participant to the success of the Company and published compensation surveys and information obtained from compensation consultants. In February 2004, the Committee approved bonus awards for 2003 in the amount of $1,082,000 for all of the executive officers of the Company, as a group. Awards under the plan for 2003 were paid in cash. The Committee granted a bonus award to Mr. Clark of 83% of his year-end base salary as a result of achievement of goals, including 2003 acquisitions, while the annual target bonuses for the other named executive officers ranged from 60% to 85% of their 2003 year-end base salary. Bonus awards paid to the named executive officers for 2003 ranged from approximately 18% to 83% of year-end base salary and were based upon performance and upon executive compensation survey data for the oil and gas industry. See "Executive Compensation—Summary Compensation Table" for bonuses paid to the Company's other named executive officers.

How was other performance-based compensation for fiscal 2003 determined for executive officers?

        The purpose of long-term incentives is to align an executive's compensation with an executive's contribution to the success of the Company in creating shareholder value. Long-term compensation comprises a substantial portion of each executive officer's total compensation and provides incentives that encourage the executive officers to own the Company's stock and tie their long-term economic interest directly to those of the Company's shareholders. Long-term compensation can be provided in many forms, including restricted stock and stock options. Restricted stock and stock options also allow executive officers to have equity ownership in the Company and to share in the appreciation the value of the Company's stock over time. In particular, the stock options only have value if the Company's stock appreciates from the date the options are granted.

        During 2003, options were granted to employees throughout the Company to purchase an aggregate of 719,000 shares. The option exercise price in each case was equal to the mean price of the Company's common stock on the NYSE on the date of the grant. The Committee currently intends to limit the grant of options in a manner such that the actual dilution or "overhang" does not exceed approximately 10%. The 10% overhang is derived by dividing (i) the sum of outstanding but unexercised stock options by (ii) the total common shares outstanding from time to time. As of March 1, 2004 this overhang was approximately 7.3%. During 2003, the Committee granted options to the named executive officers to purchase an aggregate of 247,200 shares. See "Executive Compensation—Stock Option Grants During 2003." The options granted to the named executive officers vest in four equal increments over a term of four years. The option exercise price in each case was equal to the mean price of the Company's common stock on the NYSE on the date of the grant.

Are there other compensation programs in which the executive officers participate?

        The Company's 401(k) Retirement Savings Plan is designed to encourage employees to save for the future. This compensation program generally is not linked to the Company's performance. The Company's 401(k) savings plan provides the Company's employees in the United States with the opportunity to contribute certain eligible earnings on a pre-tax basis to an account investing in various investment options. Employees may elect to contribute up to 80% of their eligible compensation, subject to certain limitations. During 2003 the Company matched employee contributions up to 6% of the employees' total eligible compensation. Effective January 1, 2004, the Company matches employee contributions up to 7% of an employee's total eligible compensation at a rate of 100% of the first 7%

of salary contributed, with the Company's contributions vesting for newly-hired employees over a period of five years. The Company contributed a total of $52,488 to the 401(k) on behalf of its executive officers in 2003. Once the maximum 401(k) Company match has been made to an executive, the remainder of the match is contributed to the Executive Deferred Compensation Plan. The Company contributed a total of $74,970 to the deferred compensation plan on behalf of its executive officers in 2003. See "Executive Compensation—Summary Compensation Table" for contribution information with respect to the Company's named executive officers under these plans.

How is the Company addressing the Internal Revenue Code limits on deductibility compensation?

        The Committee considers the expected tax treatment to the Company and its executive officers as one of the factors in determining compensation matters. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation expenses in excess of $1 million to any individual in any fiscal year, although certain qualifying performance-based compensation is not subject to the limits on deductibility. The Committee currently considers the deductibility under Section 162(m) of compensation of its executives to the extent reasonably practical and consistent with the Company's objectives but may approve compensation that does not fall within these requirements. However, the Committee may authorize compensation that results in amounts above the limits if it determines that such compensation is in the best interests of the Company. In addition, the limitation may affect the future grant of stock options.

What is the Committee's overall assessment of the Company's executive compensation policies and programs?

        The Company's executive compensation is intended to be linked to, and commensurate with, the Company's performance and with shareholder expectations. The Committee believes that the executive compensation policies and programs described in this report serve the interest of the Company and its shareholders.

Dated: March 12, 2004	Submitted by the Compensation Committee,
Forrest E. Hoglund Cortlandt S. Dietler*
*
Mr. Dietler replaced Craig D. Slater as a member of the Compensation Committee effective as of February 25, 2004.

        The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Transactions with Anschutz.    Beginning in 1995, Forest consummated certain transactions with The Anschutz Corporation ("Anschutz") pursuant to which Anschutz acquired a significant ownership position in the Company. In January 2003, Forest issued 7,850,000 shares of stock to the public at a price of $24.50 per share. Forest used the net proceeds from the offering to repurchase 7,850,000 shares of common stock from Anschutz and certain of its affiliates at a price of $23.52 per share. The shares were cancelled immediately upon repurchase. As of December 31, 2003 Anschutz owned 13% of Forest's outstanding shares of common stock and, in addition, held options to purchase 10,000 shares of common stock and warrants to purchase 522,216 shares of common stock.

        In 1998, Forest purchased certain oil and gas assets from Anschutz and since that time the parties entered into additional agreements concerning these properties. As a result of these agreements, Forest acquired, along with interests in other properties, a 70% interest in two concessions in South Africa. Forest is the operator of the South Africa concession blocks and is reimbursed by Anschutz for general, technical and administrative overhead.

        Regarding the South Africa concession blocks, in connection with Forest's activities related to the development of the Ibhubesi Gas Field, offshore South Africa, a Participation Agreement was signed in March 2003 with The Petroleum Oil and Gas Corporation of South Africa (Pty) Limited (PetroSA) and Anschutz Overseas South Africa (Pty) Limited (Anschutz Overseas). Under the terms of the Participation Agreement, PetroSA contributed US$30 million towards a drilling program that started in 2003 in order to earn an undivided 24% cost-bearing interest (16.8% from Forest and 7.2% from Anschutz Overseas) in certain sub-lease agreements covering portions of the South African offshore acreage, including the Ibhubesi Gas Field. As of February 27, 2004, the parties' interests were as follows: Forest 53.2%, Anschutz Overseas 22.8% and PetroSA 24%.

        During 2003, we paid approximately $161,299 to Anschutz for corporate transportation. Charges were based on actual usage.

        Other Transactions.    We have periodically engaged the law firm of Bennett Jones LLP for legal services. Mr. Britton, one of our directors, is a partner of the firm. During 2003, we paid approximately $236,814 to Bennett Jones for legal services.

STOCK PERFORMANCE GRAPH

        The following graph compares the yearly percentage change in the cumulative total shareholder return on our common stock with the cumulative return on the S&P 500 Index and the Dow Jones Oil-Secondary Index from December 31, 1998 to December 31, 2003. We believe that the Dow Jones Oil-Secondary Index is meaningful because it is an independent, objective view of the performance of other similarly-sized energy companies. The graph assumes that $100 was invested in each category on the last trading day of 1998 and that dividends were reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG FOREST OIL CORPORATION, THE S & P 500 INDEX,
AND THE DOW JONES US OIL COMPANIES, SECONDARY INDEX

  *
  $100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

        This performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

ADJOURNMENT OF THE ANNUAL MEETING

        Approval of Proposal No. 1 regarding the election of directors requires the affirmative vote of a plurality of the votes represented at the annual meeting by shares of our common stock entitled to vote. Approval of Proposal No. 2 regarding the appointment of independent auditors requires the affirmative vote of at least a majority of the votes represented at the annual meeting by shares of our common stock entitled to vote. In each case, the presence in person or by proxy of the holders of a majority of the shares of our common stock entitled to vote is necessary to transact business at the annual meeting in order to approve the proposals. In the event there is an insufficient number of shares of our common stock present in person or by proxy at the annual meeting to approve such proposals, the Board will request approval to adjourn the annual meeting to a later date. The place and date to which the annual meeting would be adjourned would be announced at the annual meeting, but would in no event be more than 30 days after the date of the annual meeting.

SHAREHOLDER PROPOSALS

        We must receive proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders no later than December 13, 2004 in order for the proposals to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting. These proposals should be sent to Newton W. Wilson III, Secretary, via facsimile to 303.812.1445, or by mail to Newton W. Wilson III, Secretary, 1600 Broadway, Suite 2200, Denver, Colorado 80202.

        In order to be presented at the 2005 annual meeting of shareholders, a shareholder proposal for action or a nomination for director must be submitted in writing to the Secretary of the Company at the above facsimile number or mailing address above, and must be received at our principal executive offices no earlier than January 12, 2005 and no later than February 11, 2005. Any such proposal must be under law, an appropriate subject for shareholder action, and must otherwise comply with Article I of our Bylaws.

GENERAL AND OTHER MATTERS

        The Board knows of no matter, other than those referred to in this proxy statement, which will be presented at the annual meeting. However, if any other matters are properly brought before the meeting or any of its adjournments or postponements, the person or persons voting the proxies will vote them in accordance with their judgment on such matters. Should any nominee for director be unwilling or unable to serve at the time of the annual meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them for the election of such other person for such directorship as our Board may recommend unless, prior to the annual meeting, our Board has eliminated that directorship by reducing the size of the Board. The Board is not aware that any nominee named herein will be unwilling or unable to serve as a director.

COSTS OF SOLICITATION AND OTHER MATTERS

        We will bear all costs incurred in connection with the preparation, assembly and mailing of the proxy materials and the solicitation of proxies, including any costs associated with retaining a third-party proxy solicitor. As of the mailing of these proxy materials, we had not engaged anyone to assist with the solicitation of proxies, although we may later choose to do so. If, after the mailing of this proxy statement and prior to the annual meeting, we retain a proxy solicitation firm, we will pay the cost, which we estimate will not exceed approximately $6,000, plus out-of-pocket expenses. In addition to solicitation by mail, certain of our directors, officers and employees may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities. In addition, we will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock held in their names.

Delivery of Documents to Security Holders Sharing an Address

        The SEC permits companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to those shareholders. This method of delivery, often referred to as "householding," is meant to reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. We are not householding proxy materials for our shareholders of record in connection with the annual meeting. However, we have been notified that certain intermediaries may household proxy materials. If you hold your shares of our common stock through a broker or bank that has determined to household proxy materials:

  •
  Only one proxy statement and 2003 Annual Report to Shareholders will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary, and

  •
  We will promptly deliver to you a separate copy of the proxy statement and 2003 Annual Report to Shareholders if you so request by calling us at 303.812.1400 or by writing to our Secretary at Forest Oil Corporation, 1600 Broadway, Suite 2200, Denver, Colorado 80202. You may also contact your bank or broker to make a similar request. If your household is receiving multiple copies of our proxy statements and annual reports, you can request delivery from your bank or broker of only a single copy of our proxy statements and annual reports if your bank or broker has decided to household proxy materials.

        You are encouraged to complete your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the annual meeting, as we hope you will, you may vote your shares in person.

Order of the Board,

NEWTON W. WILSON III Secretary

April 12, 2004

Appendix A

FOREST OIL CORPORATION
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

I.     PURPOSE

        The Audit Committee (the "Committee") is appointed by the board to assist the board in fulfilling its responsibility to shareholders by taking a leadership role in the oversight of the integrity of the corporation's financial statements (including oversight of the accounting and financial reporting processes of the corporation and the audits of the financial statements of the corporation), of the corporation's compliance with legal and regulatory requirements, of the independence and qualifications of the independent auditor, and the performance of the corporation's internal audit function and independent auditors.

        While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to conduct audits or to determine that the corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles; these are the responsibilities of management and the independent auditor. Nor is it the duty of the Committee to assure compliance with laws and regulations or with the corporation's policies.

II.    COMPOSITION AND QUALIFICATIONS

        The Committee shall be comprised of three or more members of the board, each of whom is independent in accordance with the criteria established in the corporation's Corporate Governance Guidelines. The Committee shall meet the experience requirements of the rules of The New York Stock Exchange, Inc. and applicable law.

III.  MEETINGS

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate.

IV.    AUTHORITY AND RESPONSIBILITIES

        In the furtherance of its purpose, the Committee shall have the following authority and responsibilities. In addition, the Committee may carry out additional duties and responsibilities as may be appropriate and such other duties and responsibilities delegated to it from time to time by the board.

  1.
  Directly appoint, retain, compensate, evaluate the independence and performance and, if necessary, terminate and replace the corporation's independent auditor.

  2.
  Preapprove all auditing services and permitted non-audit services by the independent auditor, subject to de minimus exceptions.

  3.
  At least annually, obtain and review a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the audit's independence) all relationships between the independent auditor and the corporation.

  4.
  Establish and maintain clear hiring policies for employees or former employees of the independent auditors.

  5.
  Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  6.
  Review with management and the independent auditor the corporation's financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the corporation's financial statements, including alternatives to, and the rationale for, the decisions made. Obtain and review reports from the independent auditors on: (a) all critical and accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with corporation management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material written communication between the independent auditor and corporation management, such as any management letter or schedule of unadjusted differences.

  7.
  Review with the independent auditor any audit problems or difficulties and management's response. Resolve any disagreements between management and the independent auditor regarding financial reporting.

  8.
  Review with management and the independent petroleum engineering consultants the estimates of the corporation's oil and gas reserves and any review or audit of such estimates of reserves.

  9.
  Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies with management and the independent auditor, as appropriate.

  10.
  Discuss the corporation's policies with respect to risk assessment, risk management and steps taken by management to monitor and mitigate such exposure with management and the independent auditor, as appropriate.

  11.
  Review and approve the internal corporate audit function, including: (i) purpose, authority and organizational reporting lines; (ii) annual audit plan, budget and staffing; (iii) concurrence in the appointment and compensation of the director of internal audit.

  12.
  Review any disclosures made to the Committee by the corporation's CEO and CFO during their quarterly certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses in internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the corporation's internal controls.

  13.
  Periodically, meet separately with management, the personnel responsible for the internal audit function, the independent auditors and with the independent petroleum engineering consultants.

  14.
  Establish and maintain procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  15.
  Review at least annually the corporation's Proper Business Practices Policy and recommend any changes to the board. Review, on at least an annual basis, with the senior compliance officer and senior legal officer all matters related to compliance with the corporation's Proper Business Practices Policy. Review, on at least an annual basis, with the corporation's senior legal officer any material legal or regulatory issues relating to the corporation.

  16.
  Oversee management's documentation, testing, monitoring and assessment of internal controls over financial reporting and the corporation's compliance with the requirement for a report on the assessment and an audit of the assessment by the corporation's independent auditors.

  17.
  Prepare an annual committee report as required by the Securities and Exchange Commission to be included in the corporation's proxy statement.

  18.
  Obtain advice and assistance from any outside accounting, reserve, legal or other experts as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to retain such advisors and shall receive appropriate funding, as determined by the Committee, from the corporation for payment of compensation to the outside accounting, reserve, legal or other advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

          The Committee shall report its actions and recommendations to the board after each committee meeting and shall review and reassess annually the performance of the Committee and the adequacy of this charter and recommend any changes to the board for approval.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE PROPOSALS REFERRED TO BELOW.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

If you choose not to vote via telephone or the Internet, please promptly mark this Proxy Card to specify how you would like your shares voted and date, sign and mail it in the enclosed envelope. No postage is required if mailed within the United States.

		FOR ALL	WITHHELD*
Proposal 1.	Proposal to elect three Class I directors to serve until our 2007 Annual Meeting of Shareholders.	☐	☐

*To withhold authority to vote for all three nominees check the box marked "Withheld". To withhold authority to vote for any individual Class I nominee, strike a line through the nominee's name in the list below:
01 Cortlandt S. Dietler 02 Dod A. Fraser 03 Patrick R. McDonald
		FOR	AGAINST	ABSTAIN
Proposal 2.	Proposal to ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2004.	☐	☐	☐
In addition, I hereby authorize such proxies to vote my shares in their discretion as to any other matters that may come before the Annual Meeting.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/isd for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING			☐

IF YOU EXECUTE AND RETURN THIS PROXY CARD BUT DO NOT SPECIFY THE MANNER IN WHICH THE PROXIES SHOULD VOTE YOUR SHARES, THE PROXIES WILL VOTE YOUR SHARES "FOR" EACH OF THE FOREGOING PROPOSALS AND IN THEIR DISCRETION AS TO ANY OTHER MATTERS COMING BEFORE THE ANNUAL MEETING.

Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If signed by a partnership, please sign in the partnership name by authorized person.

Signature	Signature	Date

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/fst		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at www.forestoil.com

PROXY

FOREST OIL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF SHAREHOLDERS

        I have received the Proxy Statement dated April 12, 2004 of Forest Oil Corporation and hereby appoint H. Craig Clark and Newton W. Wilson III, and each of them, as my proxies, with full power of substitution and resubstitution, to represent me at the Annual Meeting of Shareholders of the Company to be held on May 13, 2004 (and at any adjournments or postponements of the Annual Meeting), and to vote all shares of common stock that I would be entitled to vote if personally present at the Annual Meeting, or any adjournment or postponement of the meeting, in the manner specified below (or, if I do not specify how to vote, to vote all of my shares FOR each of the proposals described below and to vote in the discretion of the proxies as to any other matters coming before the Annual Meeting.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Forest Oil Corporation account online.

Access your Forest Oil Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Forest Oil Corporation now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time